EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-29403, 333-39518, and 333-67464) of Exabyte Corporation of our report dated March 8, 2006 relating to the 2005 consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottmen PC
Denver, Colorado
March 15, 2006